UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

East Coast Diversified Corporation
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF EAST COAST DIVERSIFIED CORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

East Coast Diversified Corporation

810 Franklin Court, Suite H

Marietta, Georgia 30067

(770) 953-4184

INFORMATION STATEMENT

(Preliminary)

May 21, 2014

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of East Coast Diversified Corporation:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of East Coast Diversified Corporation, a Nevada corporation (the “Company”), to notify the Stockholders that on April 25, 2014, the Company received a majority written consent in lieu of a meeting of the holders (“Majority Stockholders”), together holding in the aggregate approximately 57% of the total voting power of all issued and outstanding voting capital of the Company. The Majority Stockholders authorized the following:

•	The increase in the number of authorized shares of Common Stock from thirteen billion (13,000,000,000) shares of Common Stock to Twenty Four Billion Four Hundred Million (24,400,000,000) shares of Common Stock (the “Authorized Common Stock Increase”).

•	The increase in the number of authorized shares of Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) from Four Hundred Ninety Nine Million Nine Hundred Seventy Seven Thousand Eight Hundred Thirty One (499,977,831) shares of Series A Preferred Stock to Five Hundred Ninety Nine Million Eight Hundred Eighty Seven Thousand Eight Hundred Thirty One (599,887,831) shares of Series A Preferred Stock (the “Authorized Series A Preferred Stock Increase” and together with the Authorized Common Stock Increase, the “Authorized Share Increase”).

On April 25, 2014, the Board approved the Authorized Share Increase and recommended to the Majority Stockholders that they approve the Authorized Share Increase. On April 25, 2014, the Majority Stockholders approved the Authorized Share Increase by written consent in lieu of a meeting in accordance with Delaware law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about May 31, 2014.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the stockholders of the Company will benefit from the Authorized Share Increase because it will enable the Company to maintain financing and increase capital raising ability. The additional authorized shares of capital stock could be used for the issuance of preferred stock, potential strategic transactions, including among other things, acquisitions, strategic partnerships, joint ventures, restructures, business combinations and investments, although currently there are no plans to do so.

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Accordingly, it is the Board’s opinion that the Authorized Share Increase would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return.

INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Nevada law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about May 31, 2014.

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase approved by the Board of East Coast Diversified Corporation and the Majority Stockholders.

Common Stock, Series A Preferred Stock and Series B Preferred Stock

As of May 21, 2014, there were 10,374,617,071 shares of our Common Stock issued and outstanding, 374,437,091 shares of our Series A Preferred Stock issued and outstanding and 2,169 shares of our Series B Preferred Stock issued and outstanding. The Common Stock, Series A Preferred Stock and the Series B Preferred Stock have voting rights of 1 vote per share, 100 votes per share, and 0 votes per share, respectively. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Actions is approximately 47,818,326,171. Pursuant to Nevada law, at least a majority of the voting equity of the Company are required to approve the Authorized Share Increase by written consent. The Majority Stockholders, which hold in the aggregate 27,031,536,311 of the voting shares or approximately 57% of the voting equity of the Company and have voted in favor of the Authorized Share Increase thereby satisfying the requirement under Nevada law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholders, the number of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock held by the Majority Stockholders, the total number of votes that the Majority Stockholders voted in favor of the Authorized Share Increase and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock Beneficially Held	Number of Shares of Series A Preferred Stock Beneficially Held	Number of Shares of Series B Preferred Stock Beneficially Held	Number of Votes that Voted in favor of the Authorized Share Increase	Percentage of the Voting Equity that Voted in favor of the Authorized Share Increase
Kayode Aladesuyi	4000	76,232,993	0	7,623,303,300	16%
Frank Russo	0	24,739,841	0	2,473,984,100	5%
Edward Eppel	409	21,768,707	0	2,176,871,109	5%
Anis Sherali	25,552,102	80,016,894	0	8,027,241,502	17%
BBGN&K	0	67,301,363	0	6,730,136,300	14%
Total	25,556,511	270,059,798	0	27,031,536,311	57%

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ACTIONS TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Certificate of Amendment to the Amended Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada. We intend to file the Amendment with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Authorized Share Increase by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

We currently expect to file the Amendment on or about June 21, 2014.

AUTHORIZED SHARE INCREASE

GENERAL

The Company intends to increase the number of authorized shares of Common Stock from thirteen billion (13,000,000,000) shares of Common Stock to Twenty Four Billion Four Hundred Million (24,400,000,000) shares of Common Stock. Additionally, the Company intends to increase the number of authorized shares of Series A Preferred Stock from Four Hundred Ninety Nine Million Nine Hundred Seventy Seven Thousand Eight Hundred Thirty One (499,977,831) shares of Series A Preferred Stock to Five Hundred Ninety Nine Million Eight Hundred Eighty Seven Thousand Eight Hundred Thirty One (599,887,831) shares of Series A Preferred Stock.

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the Authorized Share Increase is necessary in order to maintain our capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment. The additional Eleven Billion Four Hundred Million (11,400,000,000) authorized shares of Common Stock and Ninety Nine Million Nine Hundred Ten Thousand (99,910,000) authorized shares of Series A Preferred Stock will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of authorized capital stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are currently no plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of our Common Stock. At this time, the Board has no current plans to issue any of the additional shares of capital stock that would be authorized by this proposal. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

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The increase in the authorized number of shares of capital stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued capital stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional shares of capital stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of anti-takeover device.

Name of Majority Stockholder	Number of Shares of Common Stock Beneficially Held	Number of Shares of Series A Preferred Stock Beneficially Held	Number of Shares of Series B Preferred Stock Beneficially Held	Number of Votes that Voted in favor of the Authorized Share Increase	Percentage of Voting Equity(1)(2)
Kayode Aladesuyi(3)	4000	76,232,993	0	7,623,303,300	16%
Edward Eppel	409	21,768,707	0	2,176,871,109	5%
Anis Sherali(5)	25,552,102	80,016,894	0	8,027,241,502	17%
All officers and directors as a group (3)	25,556,511	178,018,594	0	17,827,415,911	38%
5% Beneficial Owners
Frank Russo(4)	0	24,739,841	0	2,473,984,100	5%
BBGN&K, LLC(6)	0	67,301,363	0	6,730,136,300	14%
Total of 5% Beneficial Owners	0	92,041,204		9,204,120,400	19%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Capital Stock as of May 21, 2014 of (i) each person known to us to beneficially own more than 5% of Capital Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group. As of May 21, 2014, there were 10,374,617,071 shares of our Common Stock issued and outstanding, 374,437,091 shares of our Series A Preferred Stock issued and outstanding and 2,169 shares of our Series B Preferred Stock issued and outstanding. The Common Stock, Series A Preferred Stock and the Series B Preferred Stock have voting rights of 1 vote per share, 100 votes per share, and 0 votes per share, respectively.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of May 21, 2014 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

(1)	“Beneficial Owner” means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power. The mailing address for all officers, directors and 5% beneficial owners is 810 Franklin Court, Suite H, Marietta, Georgia 30067.
(2)	For each shareholder, the calculation of percentage of beneficial ownership is based upon the aggregate voting power outstanding as of May 21, 2014, and shares of capital stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The total aggregate amount of votes is approximately 47,818,326,171. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.
(3)	This total includes 3,329,200 shares held by Mr. Aladesuyi’s five dependent children; 1,119,440 shares held by Mr. Aladesuyi’s wife, Andrea Rocha.
(4)	This total includes 151,210 shares held by Mr. Russo’s three dependent children, of which he has voting and dispositive power.

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(5)	Includes 250,000 shares held by Mr. Sherali’s wife, Farah Sherali, of which he has shared voting and dispositive power.]
(6)	Mr. Aladesuyi is the managing member of BBGN&K, LLC and has beneficial ownership and dispositive voting control over such shares.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following document, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2013

You may request a copy of these filings, at no cost, by writing East Coast Diversified Corporation at 810 Franklin Court, Suite H, Marietta, Georgia 30067 or telephoning the Company at (770) 953-4184. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 810 Franklin Court, Suite H, Marietta, Georgia 30067 or telephone at (770) 953-4184.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

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This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/Kayode Aladesuyi

Chief Executive Officer

Dated: May 21, 2014

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